Exhibit 10.37

First Amendment to Agreement

This First Amendment (“Amendment”) amends the Agreement between DEMA Associates, LLC ("Consultant") and Photronics, Inc. (the “Company”) effective as of January 20, 2018 ("Agreement").

Now, therefore, Consultant and the Company (collectively the "Parties") hereby agree that the Agreement shall be amended as follows:

Article 2, Paragraph two shall be deleted in its entirety and replaced with the following:

Fees:  In consideration for the consulting services, the Company will pay the Consultant a consulting fee in the amount of one hundred and eight thousand dollars ($108,000) per year (“Consulting Fees”).  The Company shall pay the Consulting Fees in equal monthly payments of nine thousand dollars ($9,000.00) throughout the Consulting Period.  The Consulting Fees will be paid at the address set forth above.

This Amendment shall be effective as of March 9, 2020.

The signatures of the Parties below acknowledge the acceptance and ratification of this Amendment to the Agreement.

Except as set forth above all other terms of the Agreement remain effective.

PHOTRONICS, INC.	DEMA ASSOCIATES, LLC

By:	/s/ Richelle E. Burr	By:	/s/ Constantine S. Macricostas
Richelle E. Burr	Constantine S. Macricostas
EVP, Chief Administrative Officer & General Counsel	President